UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: April 6, 2010
(Date of earliest event reported)
IDEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10235 (Commission File Number)	36-3555336 (IRS Employer Identification No.)
630 Dundee Road
Northbrook, Illinois 60062
(Address of principal executive offices, including zip code)
(847) 498-7070
(Registrant’s telephone number, including area code)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.
     The Company held its Annual Shareholders’ Meeting on Tuesday, April 6, 2010 and voted on three matters.
     The first matter was the election of two directors to serve a three-year term on the Board of Directors of IDEX Corporation. The following persons received a plurality of votes cast for Class III directors.

Director	For	Withheld	Broker Non-Votes
Ruby R. Chandy	71,832,686	1,273,825	0
Neil A. Springer	71,367,756	1,738,755	0
     Secondly, shareholders voted on a proposal to approve the amendment and restatement of the IDEX Corporation incentive award plan. The proposal received a majority of the votes cast as follows:

Affirmative votes	55,190,903
Negative votes	17,341,861
Abstentions	573,747
Broker non-votes	0
     Thirdly, shareholders voted on a proposal to appoint Deloitte & Touche LLP as auditors. The proposal received a majority of the votes cast as follows:

Affirmative votes	73,737,567
Negative votes	726,390
Abstentions	233,215
Broker non-votes	0
Item 7.01 — Regulation FD Disclosure.
On April 6, 2010, IDEX Corporation issued a press release announcing that its Board of Directors has approved a 25 percent increase in the Company’s regular quarterly cash dividend.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release dated April 6, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION
By:	/s/ Dominic A. Romeo
Dominic A. Romeo
Vice President and Chief Financial Officer

April 8, 2010

Exhibit Index

Exhibit
Number	Description

99.1	Press release dated April 6, 2010